UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

Kidpik Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41032	81-3640708
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 399-2323

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On November 27, 2023, David Oddi provided notice to the Board of Directors of Kidpik Corp. (the “Company”, “we” and “us”), of his resignation as a member of the Board of Directors, effective on the same date (November 27, 2023). Mr. Oddi’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices, or otherwise.

Prior to his resignation, Mr. Oddi served as the Chairman of the Audit Committee of the Board of Directors.

The Board of Directors is currently seeking a qualified replacement for appointment to the Board of Directors and Audit Committee, to fill the vacancy left by Mr. Oddi’s resignation. The qualified replacement will be recommended by the independent members of the Board of Directors and it is anticipated that such vacancy will be filled shortly.

Item 8.01 Other Events.

On November 30, 2023, the Board of Directors of the Company formed a committee of independent directors to review and evaluate potential strategic alternatives for the Company. As a result of the difficult economic environment in which consumers are pulling back on spending on non-essential items, including clothing, as well as increases in the Company’s cost to acquire customers, due to changes in the use of “cookie” tracking technologies, the Company is currently working to reduce expenses and overhead, sell off inventory, and workforce reduction. The Board of Directors and management team are committed to acting in the best interests of the Company, its stockholders and its stakeholders. Transactions which may be undertaken by the Company, may include, but are not limited to, business combinations, liquidations of assets and/or a sale of the Company or its assets. There is no deadline or definitive timetable set for completion of the strategic alternatives review process and there can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. The Company does not intend to make any further public comment regarding the review of strategic alternatives until it has been completed or the Company determines that a disclosure is required by law or otherwise deemed appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2023

Kidpik Corp.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer